                                                                   EXHIBIT 23.01

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1999 in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Veritas Software Corporation for the registration of Convertible Subordinated Notes Due 2006 and shares of common stock issuable upon conversion thereof.


                                                /s/ Ernst & Young LLP



San Jose, California
August 4, 1999